Exhibit 99.1

miRagen Announces Leadership Transition and Review of Strategic Alternatives

Lee Rauch appointed President and CEO, following resignation by William Marshall

miRagen will undertake an in-depth review of its portfolio

Ladenburg Thalmann engaged as financial advisor

BOULDER, Colo., September 14, 2020 - miRagen Therapeutics, Inc. (NASDAQ: MGEN), a clinical-stage biopharmaceutical company focused on the discovery and development of RNA-targeted therapies, announced today that its Board of Directors has appointed Lee Rauch, the Company’s current Chief Operating Officer, as President, Chief Executive Officer and a Director, following the resignation of William Marshall, Ph.D. Dr. Marshall has also resigned from the Company’s Board of Directors and has agreed to act as Senior Technical Advisor to the Company.

“The Board is excited to have Lee take on the CEO role at miRagen at this important time in the Company’s development. We believe that her extensive experience in company building, corporate strategy and business development are invaluable in setting a course for the future of the Company’s activities as we look to build long-term stockholder value,” stated Jeff Hatfield, Chairman of the Board of Directors. “The Board thanks Bill for his years of leadership and tremendous scientific contributions to the advancement of the Company’s microRNA technologies. We wish him well in his future endeavors.”

“The miRagen team has built an outstanding RNA therapy discovery platform that has successfully created several clinical and preclinical programs. I’ve been excited to work with this team since joining the Company earlier this year, and I appreciate the Board’s confidence in me to lead the Company as we embark on this next stage of the Company’s development,” stated Ms. Rauch. “In addition, I believe the miRagen team has important capabilities that we can leverage in potential collaborations and other corporate developments.”

Ms. Rauch, who joined miRagen in June 2020 as its Chief Operating Officer, has more than 25 years of experience in the biotech and pharmaceutical industries. She has helped build successful companies that range in size from biotech start-ups to multinational pharmaceutical corporations. In her career, Ms. Rauch has held various executive positions at Global Blood Therapeutics (GBT), Onyx Pharmaceuticals, Nuon Therapeutics and COR Therapeutics (acquired by Millennium).

Strategic Review of Pipeline

The Company is conducting a comprehensive review of its research and development pipeline, which includes MRG-229, cobomarsen, MRG-110 and remlarsen.

The Company plans to prioritize its resources toward advancing the development of its lead compound, MRG-229, for Idiopathic Pulmonary Fibrosis (IPF). MRG-229 is a conjugated miR-29 mimic that acts to replace miR-29, a microRNA that is found at abnormally low levels in a number of pathologic fibrotic conditions. Later this month, miRagen is scheduled to present new data from its recent non-human primate toxicology study of

MRG-229 at the Oligonucleotide Therapeutics Society’s annual meeting. This presentation will include data showing no adverse effects associated with MRG-229 when dosed up to 45mg/kg twice a week for two weeks. Following the announcement of these new data, the Company is planning IND enabling activities for MRG-229, which are intended to advance the development of this potential therapy.

“We believe that fibrosis is an ideal disease process for the use of microRNA therapeutics. This includes MRG-229, a replacement for miR-29, which targets the important genes and pathways that are central to the development of abnormal extracellular matrix deposition resulting in fibrosis. As we look towards the future, we have prioritized the development of MRG-229 for fibrosis indications after evaluating the positive data that has been generated over the past year, including the new data being presented at the end of this month,” stated Ms. Rauch.

The Company also announced that it will conclude its Phase 2 SOLAR clinical trial of cobomarsen in patients with Cutaneous T-Cell Lymphoma (CTCL) and report topline data that has been collected to date in this clinical trial from 37 CTCL patients. The Company believes that the controlled data from this set of patients can provide important evidence regarding the safety and efficacy of cobomarsen for the treatment of CTCL. miRagen plans to announce the topline data for its Phase 2 SOLAR clinical trial by the end of 2020. As this will be the first controlled clinical data available from CTCL patients, the Company believes it may allow for a better assessment of the clinical potential of cobomarsen in this indication.

Review of Strategic Alternatives

In addition, miRagen’s Board of Directors has determined it is in the best interests of the Company and its stockholders to conduct a comprehensive review of available strategic alternatives with a focus on maximizing stockholder value. The Board of Directors has engaged Ladenburg Thalmann & Co. Inc. as its financial advisor to assist in the strategic review process. Potential strategic alternatives may include, but are not limited to, an acquisition, merger, business combination, in-licensing, or other strategic transactions. There can be no assurance that this process will result in any such transaction. miRagen has not set a timetable for completion of this process and does not intend to comment further on this process unless or until the Board of Directors has approved a definitive agreement.

About miRagen Therapeutics

miRagen Therapeutics, Inc. is a clinical-stage biopharmaceutical company discovering and developing proprietary RNA-targeted therapies with a specific focus on microRNAs and their role in diseases where there is a high unmet medical need. miRagen has three clinical stage product candidates, cobomarsen, remlarsen, and MRG-110. miRagen’s clinical product candidate for the treatment of certain cancers, cobomarsen, is an inhibitor of miR-155, which is found at abnormally high levels in malignant cells of several blood cancers. miRagen’s clinical product candidate for the treatment of pathological fibrosis, remlarsen, is a replacement for miR-29, which is found at abnormally low levels in a number of pathological fibrotic conditions, including cutaneous, cardiac, renal, hepatic, pulmonary and ocular fibrosis, as well as in systemic sclerosis. MRG-110, an inhibitor of miR-92, is miRagen’s product candidate for the treatment of heart failure and other ischemic disease. In addition to these programs, miRagen is developing a pipeline of preclinical product candidates. The goal of miRagen’s translational medicine strategy is to progress rapidly to first-in-human studies once it has established the pharmacokinetics, pharmacodynamic, safety, and manufacturability of the product candidate in preclinical studies. For more information, please visit www.miragen.com. For information on clinical trials please visit www.clinicaltrials.gov.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding miRagen’s strategy, anticipated clinical development milestones, future operations, ability to negotiate or complete any future strategic transaction, future financial position, future revenue, projected expenses, prospects, plans and objectives of management or the expected features of or potential indications for miRagen’s product candidates are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation: that miRagen has incurred losses since its inception, and anticipates that it will continue to incur significant losses for the foreseeable future; future financing activities may cause miRagen to restrict its operations or require it to relinquish rights; miRagen may fail to demonstrate safety and efficacy of its product candidates; miRagen’s product candidates are unproven and may never lead to marketable products; miRagen’s product candidates are based on a relatively novel technology, which makes it difficult to predict the time and cost of development and of subsequently obtaining regulatory approval, if at all; miRagen’s product candidates may cause undesirable side effects or have other properties that could delay or prevent the regulatory approval; and the results of miRagen’s clinical trials to date are not sufficient to show safety and efficacy of miRagen’s product candidates and may not be indicative of future clinical trial results.

miRagen has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in miRagen’s Annual Report on Form 10-K and subsequent periodic and current reports filed with the Securities and Exchange Commission. Moreover, miRagen operates in a very competitive and rapidly changing environment. New risks emerge from time to time.

It is not possible for its management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements it may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. miRagen undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Dan Ferry

LifeSci Advisors

(617) 430-7576

daniel@lifesciadvisors.com